EXHIBIT 5.1

                      HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR



                                        September 30, 1996


          Rent-Way, Inc.
          3230 West Lake Road
          Erie, Pennsylvania  16505

          Ladies and Gentlemen:

                    Re:  Registration Statement on Form S-8

                    We are delivering this opinion at your request in connection with the registration by Rent-Way, Inc. (the "Company") under the Securities Act of 1933, as amended, and the Rules and Regulations thereunder (the "Act"), of 400,000 shares of the Company's Common Stock, without par value per share (the "Shares"), for issuance and sale by the Company pursuant to the above-referenced registration statement (the "Registration Statement") upon exercise of options granted under the Company's 1995 Stock Option Plan.

                    The opinion set forth in this letter is based upon (1) our review of (a) the Registration Statement, (b) originals, or copies authenticated to our satisfaction, of the Company's Articles of Incorporation, as amended, its By-laws, as amended, and records of certain of its corporate proceedings and (c) such other certificates, opinions and instruments as we have deemed necessary and (2) our review of such published sources of law as we have deemed necessary. We have assumed that when the Shares are sold appropriate certificates complying with applicable law evidencing the Shares will be properly executed.

                    Based upon the foregoing, it is our opinion that the Shares have been duly authorized, and when the Shares are issued and paid for as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

                    We hereby consent to the filing of this opinion as
          Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,

                            HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR, LLP

                                   By /s/ John J. Zak
          /mmf